Deposit Market Share
Fauquier County, Virginia
Financial Institution	Current Number of Branches	Total Deposits 2010 ($000)	Total Deposits 2009 ($000)	Year to Year Deposit Change 2010 (%)	Market Share 2010 (%)	Market Share 2009 (%)

Fauquier Bankshares	6	448,113	383,387	16.88	34.89	32.54
BB&T Corp.	6	335,021	346,338	(3.27)	26.09	29.39
PNC Financial Services Group	2	80,286	90,596	(11.38)	6.25	7.69
Wells Fargo & Co.	1	76,093	64,849	17.34	5.92	5.50
Middleburg Financial Corp.	2	75,110	69,496	8.08	5.85	5.90
Other 6 Institutions	9	269,715	223,576	20.64	21.00	18.98

Total	26	$1,284,338	$1,178,242		100%	100%

Source: SNL FDIC - Deposit Market Share Report Data as of June 30, 2010 or 10/27/10.
FAUQUIER BANKSHARES, INC.

BB&T Corp.	14	$ 921,871	$ 924,146	(0.25)	29.17	30.67

Fauquier County, Prince William County and
Manassas City Deposit Market Share
Financial Institution	Current Number of Branches	Total Deposits 2010 ($000)	Total Deposits 2009 ($000)	Year to Year Deposit Change 2010 (%)	Market Share 2010 (%)	Market Share 2009 (%)

Fauquier Bankshares	10	493,053	412,892	19.41	15.60	13.70
Suntrust Bank	7	402,340	394,328	2.03	12.73	13.09
Wells Fargo Co.	5	297,823	285,637	4.27	9.42	9.48
Bank of America Corp.	4	157,868	154,291	2.32	5.00	5.12
Other 19 Institutions	35	887,513	841,535	5.46	28.08	27.94

Total	75	$3,160,468	$3,012,829		100%	100%

Source: SNL FDIC - Deposit Market Share Report Data as of June 30, 2010 or 10/27/10.
FAUQUIER BANKSHARES, INC.